Exhibit 99.1

AMD News Release

EDITORIAL CONTACT:	INVESTOR CONTACT:
Drew Prairie	Ruth Cotter
(512) 602-4425	(408) 749-3887
drew.prairie@amd.com	ruth.cotter@amd.com

AMD Reports Third Quarter Results

SUNNYVALE, Calif. — Oct. 15, 2009 — AMD1 (NYSE:AMD) today reported revenue for the third quarter of 2009 of $1.396 billion. Third quarter 2009 revenue increased 18 percent compared to the second quarter of 2009 and decreased 22 percent compared to the third quarter of 2008.

In the third quarter of 2009, AMD reported a net loss attributable to AMD common stockholders of $128 million, or $0.18 per share, which includes a net favorable impact of $54 million, or $0.08 per share, primarily from a $66 million gain from the repurchase of debt as described in the table below2. AMD’s operating loss was $77 million.

In the second quarter of 2009, AMD had revenue of $1.184 billion, a net loss attributable to AMD common stockholders of $330 million and an operating loss of $249 million. In the third quarter of 2008, AMD had revenue from continuing operations of $1.797 billion, a net loss attributable to AMD common stockholders of $134 million and an operating income of $122 million.

In the third quarter of 2009, AMD Product Company reported non-GAAP net income of $2 million and non-GAAP operating income of $47 million. In the second quarter of 2009, AMD Product Company reported a non-GAAP net loss of $244 million and a non-GAAP operating loss of $205 million3.

“Strong demand for our product and platform offerings combined with disciplined execution resulted in AMD Product Company achieving profitability in the third quarter,” said Dirk Meyer, AMD president and CEO. “Growth in microprocessor and graphics unit shipments drove an 18 percent sequential revenue increase, while improved factory utilization rates, higher microprocessor average selling price and an increase in 45nm product shipments resulted in a gross margin improvement from the prior quarter.”

Third quarter 2009 AMD gross margin was 42 percent compared to 37 percent in the prior quarter. Third quarter 2009 AMD Product Company non-GAAP gross margin was 38 percent compared to 27 percent in the prior quarter.

Current Outlook

AMD’s outlook statements are based on current expectations. The following statements are forward looking, and actual results could differ materially depending on market conditions and the factors set forth under the “Cautionary Statement” below.

AMD expects its Product Company revenue to be up modestly for the fourth quarter of 2009.

Additional Highlights

•

AMD introduced the ATI Radeon HD 5000 family of graphics processors, the industry’s only graphics chips that support the Direct X11 technology featured in Microsoft’s upcoming Windows 7 operating system. The flagship ATI Radeon™ HD 5870 captured the graphics performance title and has won more than 50 industry awards to date. The new ATI Radeon HD 5000 family of graphics cards also includes ATI Eyefinity multi-display technology, allowing a single graphics card to drive up to six monitors.

•	AMD delivered several new computing platforms in the quarter.

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•

For the notebook market, global computer manufacturers including HP, Acer, Toshiba, Asus and MSI announced plans to introduce more than 70 notebooks based on AMD’s latest mainstream and ultrathin platforms.

•	For the server market, AMD began shipping server platforms with the introduction of three new AMD server chipsets.

•	For the commercial client market, HP began selling the Compaq 6005 Pro Business PC based on the new AMD Business Class Desktop Platform.

•	For the embedded market, AMD announced dual- and quad-core platforms for client and high-end commercial embedded solutions.

•

AMD launched VISION Technology from AMD, a differentiated approach to retail merchandising designed to reinforce the value proposition of AMD platforms and simplify the consumer buying experience by highlighting what can be done with a PC rather than what is inside the PC.

•	AMD launched the AMD Fusion Partner Program, a business acceleration program designed to help AMD channel partners gain sales traction and speed the delivery of AMD platforms.

•

AMD joined with GLOBALFOUNDRIES to break ground on Fab 2 in New York, GLOBALFOUNDRIES’ state-of-the-art semiconductor manufacturing facility that AMD expects will provide additional leading-edge manufacturing capacity when the facility enters production, scheduled for 2012.

AMD Teleconference

AMD will hold a conference call for the financial community at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its third quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its Web site at www.amd.com. The webcast will be available for 10 days after the conference call.

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Reconciliation of GAAP Net Income (Loss) Attributable to AMD Common Stockholders to AMD Product Company

Non-GAAP Net Income (Loss) 1,2,3,4

(Millions except per share amounts)	Q3-09		Q2-09		Q3-08
GAAP net income (loss) attributable to AMD common stockholders / EPS	$(128)	$(0.18)	$(330)	$(0.49)	$(134)	$(0.22)
Loss from discontinued operations	—	—	—	—	(150)	(0.25)
Income (loss) attributable to AMD stockholders from continuing operations	$(128)	$(0.18)	$(330)	$(0.49)	$16	$0.03
Process technology license revenue	—	—	—	—	191	0.31
Gross margin benefit from sales of inventory written down in Q4-08	9	0.01	98	0.15	—	—
Amortization of acquired intangibles	(17)	(0.02)	(17)	(0.03)	(30)	(0.05)
ATI impairment of goodwill and acquired intangible assets	—	—	—	—	(2)	—
Restructuring charges	(4)	(0.01)	(1)	—	(9)	(0.01)
Investment net charges	—	—	—	—	(9)	(0.01)
Gain on debt buyback	66	0.10	6	0.01	—	—
Net favorable (unfavorable) impact subtotal	$54	$0.08	$86	$0.13	$141	$0.23

Non-GAAP net income (loss) attributable to AMD common stockholders	$(182)		$(416)		$(125)	—
Net income (loss) from Foundry segment and intersegment eliminations	(191)	(0.28)	(177)	(0.27)	—	—
Net (income) loss attributable to noncontrolling interest	29	0.04	25	0.04	—	—
Class B preferred accretion	(22)	(0.03)	(20)	(0.03)	—	—
AMD Product Company non-GAAP net income (loss)	$2		$(244)	—	—	—

Reconciliation of GAAP to AMD Product Company Non-GAAP Operating Income (Loss) 1,2,3,4

(Millions)	Q3-09	Q2-09	Q3-08
GAAP operating income (loss)	$(77)	$(249)	$122
Process technology license revenue	—	—	191
Gross margin benefit from sales of inventory written down in Q4-08	9	98	—
Amortization of acquired intangibles	(17)	(17)	(30)
ATI impairment of goodwill and acquired intangible assets	—	—	(2)
Restructuring charges	(4)	(1)	(9)
Non-GAAP operating income (loss)	$(65)	$(329)	$(28)
Operating income (loss) from Foundry segment and intersegment eliminations	(112)	(124)	—
AMD Product Company non-GAAP operating income (loss)	$47	$(205)	—

Reconciliation of GAAP to AMD Product Company Non-GAAP Gross Margin 1,2,3,4

(Millions, except percentages)	Q3-09	Q2-09	Q3-08
GAAP Gross Margin	$585	$441	$916
GAAP Gross Margin %	42%	37%	51%
Process technology license revenue	—	—	191
Gross margin benefit from sales of inventory written down in Q4-08	9	98	—
Non-GAAP Gross Margin	$576	$343	$725
Non-GAAP Gross Margin %	41%	29%	45%
Gross margin from Foundry segment and intersegment eliminations	49	20	—
AMD Product Company non-GAAP Gross Margin	$527	$323	—
AMD Product Company non-GAAP Gross Margin %	38%	27%	—

Select Segment Information 4

(Millions, except percentages)	Q3-09	vs Q2-09	vs Q3-08
Computing Solutions (includes process technology license revenue in Q3-08)*
Revenue	$1,069	17%	-23%
Microprocessor Units		up	flat
Microprocessor Average Selling Prices (ASP)		up	down
Graphics
Revenue	$306	22%	-21%
Graphic Processor Units		up	flat
Graphic Processor Average Selling Prices (ASP)		down	down

*	Computing Solutions Q3-09 revenue decreased 11% compared to Q3-08, excluding the $191 million process technology license revenue in Q3-08.

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About AMD

Advanced Micro Devices (NYSE: AMD) is an innovative technology company dedicated to collaborating with customers and technology partners to ignite the next generation of computing and graphics solutions at work, home and play. For more information, visit http://www.amd.com

Cautionary Statement

This release contains forward-looking statements concerning AMD Product Company, its fourth quarter 2009 revenue, future financial results, the planned availability of its future products, technologies and manufacturing capacity and production, and its planned positioning for future growth, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects,” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this release are based on current beliefs, assumptions and expectations, speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include the possibility that Intel Corporation’s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities targeting the company’s business will prevent attainment of the company’s current plans; global business and economic conditions will continue in their current state or worsen resulting in lower than currently expected revenue in the fourth quarter of 2009 and beyond; demand for computers and consumer electronics products and, in turn, demand for the company’s products will be lower than currently expected; customers stop buying the company’s products or materially reduce their demand for its products; the company will require additional funding and may not be able to raise funds on favorable terms or at all; the company will be unable to develop, launch and ramp new products and technologies in the volumes and mix required by the market and at mature yields on a timely basis; there will be unexpected variations in market growth and demand for the company’s products and technologies in light of the product mix that it may have available at any particular time or a decline in demand; the company will be unable to transition its products to advanced manufacturing process technologies in a timely and effective way; the company will be unable to maintain the level of investment in research and development and capacity that is required to remain competitive; and the company will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products or will under-utilize its commitment with respect to GLOBALFOUNDRIES’ microprocessor manufacturing facilities. Investors are urged to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended June 27, 2009.

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AMD, the AMD Arrow logo, AMD Opteron and combinations thereof, and ATI, the ATI logo, and Radeon are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owner.

[1]

For financial reporting purposes, AMD consolidates the operating results of GLOBALFOUNDRIES Inc. in its results as of March 2, 2009 and created the Foundry segment as of the start of the fiscal year. References to “AMD” in this announcement include these consolidated operating results which are reported for GAAP purposes. “AMD Product Company” refers to AMD, excluding the operating results of the Foundry segment and Intersegment eliminations. Foundry segment includes the operating results attributable to the front end wafer manufacturing operations and related activities as of the beginning of the first quarter of 2009, which includes the operating results of GLOBALFOUNDRIES from March 2, 2009 through September 26, 2009. Intersegment eliminations consist of revenues, cost of sales and profits on inventory between AMD Product Company and the Foundry segment.

[2]

In this press release, in addition to GAAP financial results, the Company has provided non-GAAP financial measures for AMD net income (loss) attributable to AMD common stockholders, operating income (loss) and gross margin. These non-GAAP financial measures reflect certain adjustments as presented in the tables in this press release. Management believes this non-GAAP presentation makes it easier for investors to compare current and historical period operating results by, among other things, excluding items that are not indicative of ongoing operating performance.

[3]

The Company is providing non-GAAP financial measures for AMD Product Company such as a statement of operations and selected balance sheet items as reflected in this press release. In addition, for AMD Product Company, the Company is providing non-GAAP financial measures such as net income (loss), operating income (loss) and gross margin which exclude certain adjustments as reflected in the tables above. AMD is providing these financial measures because it believes it is important for investors to have visibility into AMD’s financial results excluding the Foundry segment, intersegment eliminations and certain adjustments as reflected in the tables in this press release and to better understand the Company’s financial results absent the requirement to consolidate the financial results of GLOBALFOUNDRIES.

[4]	Refer to corresponding tables at the end of this press release for additional AMD and AMD Product Company data.

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Millions except per share amounts and percentages)

	Quarter Ended			Nine Months Ended
	Sept. 26,	June 27,	Sept. 27,	Sept. 26,	Sept. 27,
	2009	2009	2008(1)	2009	2008(1)
Net revenue	$1,396	$1,184	$1,797	$3,757	$4,646
Cost of sales	811	743	881	2,220	2,598

Gross margin	585	441	916	1,537	2,048
Gross margin %	42%	37%	51%	41%	44%
Research and development	420	425	438	1,289	1,383
Marketing, general and administrative	221	247	315	755	987
Amortization of acquired intangible assets	17	17	30	52	107
Impairment of goodwill and acquired intangible assets	—	—	2	—	405
Restructuring charges	4	1	9	65	40
Gain on sale of 200 millimeter equipment	—	—	—	—	(193)

Operating income (loss)	(77)	(249)	122	(624)	(681)

Interest income	4	6	7	13	32
Interest expense	(114)	(108)	(94)	(319)	(296)
Other income (expense), net	47	6	(13)	147	(48)

Income (loss) before income taxes	(140)	(345)	22	(783)	(993)
Provision (benefit) for income taxes	(5)	(10)	(1)	101	(1)

Income (loss) from continuing operations	(135)	(335)	23	(884)	(992)
Income (loss) from discontinued operations, net of tax	—	—	(150)	—	(674)

Net income (loss)	$(135)	$(335)	$(127)	$(884)	$(1,666)

Net (income) loss attributable to noncontrolling interest	29	25	(7)	60	(27)
Class B preferred accretion	(22)	(20)	—	(50)	—

Net Income (loss) attributable to AMD common stockholders	$(128)	$(330)	$(134)	$(874)	$(1,693)

Net income (loss) attributable to AMD common stockholders per common share

Basic and diluted
Continuing operations	$(0.18)	$(0.49)	$0.03	$(1.32)	$(1.68)
Discontinued operations	—	—	(0.25)	—	(1.11)

Basic and diluted net income (loss) attributable to AMD common stockholders per common share	$(0.18)	$(0.49)	$(0.22)	$(1.32)	$(2.79)

Shares used in per share calculation
Basic and diluted	694	667	608	662	607

(1)

Includes retrospective adoption of FASB Staff Position Accounting Principles Board No. 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (FSP APB 14-1) codified principally in Accounting Standards Codification (ASC) Topic 470, Debt (ASC 470) and FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51 (SFAS 160) now codified in ASC Topic 810, Consolidation (ASC 810) in the first quarter of 2009.

ADVANCED MICRO DEVICES, INC.

AMD NON-GAAP AND RECONCILIATIONS TO CONSOLIDATED STATEMENTS OF OPERATIONS(2)

(Millions except per share amounts and percentages)

	Quarter Ended						Nine Months Ended
	Sept. 26, 2009			June 27, 2009			Sept. 26, 2009
	AMD Product Company (3)	Foundry segment and intersegment eliminations (4)	AMD	AMD Product Company (3)	Foundry segment and intersegment eliminations (4)	AMD	AMD Product Company (3)	Foundry segment and intersegment eliminations (4)	AMD
Net revenue	$1,396	$—	$1,396	$1,184	$—	$1,184	$3,757	$—	$3,757
Cost of sales	860	(49)	811	763	(20)	743	2,323	(103)	2,220

Gross margin	536	49	585	421	20	441	1,434	103	1,537
Gross margin %	38%		42%	36%		37%	38%		41%
Research and development	285	135	420	306	119	425	896	393	1,289
Marketing, general and administrative	195	26	221	222	25	247	669	86	755
Amortization of acquired intangible assets	17	—	17	17	—	17	52	—	52
Restructuring charges	4	—	4	1	—	1	65	—	65

Operating income (loss)	35	(112)	(77)	(125)	(124)	(249)	(248)	(376)	(624)

Interest income	3	1	4	3	3	6	12	1	13
Interest expense	(70)	(44)	(114)	(71)	(37)	(108)	(215)	(104)	(319)
Other income (expense), net	64	(17)	47	16	(10)	6	208	(61)	147

Income (loss) before income taxes	32	(172)	(140)	(177)	(168)	(345)	(243)	(540)	(783)
Provision (benefit) for income taxes	(24)	19	(5)	(19)	9	(10)	(44)	145	101

Net income (loss)	$56	$(191)	$(135)	$(158)	$(177)	$(335)	$(199)	$(685)	$(884)

Net (income) loss attributable to noncontrolling interest			29			25			60
Class B preferred accretion			(22)			(20)			(50)

Net income (loss) attributable to AMD common stockholders			$(128)			$(330)			$(874)

(2)	The Company believes this non-GAAP presentation makes it easier for investors to understand what AMD financial results would be if it were not required to consolidate the operations of GLOBALFOUNDRIES.
(3)	Consists of the results of the Computing Solutions and Graphics segments and the All other category.
(4)	See footnotes 3 and 5 in Selected Corporate Data

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED BALANCE SHEETS

(Millions)

	Sept. 26, 2009 (Unaudited)	Dec. 27, 2008(5)
Assets

Current assets:
Cash, cash equivalents and marketable securities	$2,511	$1,096
Accounts receivable, net	572	320
Inventories	515	656
Deferred income taxes	41	28
Prepaid expenses and other current assets	279	279

Total current assets	3,918	2,379

Property, plant and equipment, net	3,895	4,296
Acquisition related intangible assets, net	116	168
Goodwill	323	323
Other assets	495	506

Total Assets	$8,747	$7,672

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$589	$631
Accrued compensation and benefits	176	162
Accrued liabilities	605	785
Deferred income on shipments to distributors	127	50
Other short-term obligations	125	86
Current portion of long-term debt and capital lease obligations	295	286
Other current liabilities	159	226

Total current liabilities	2,076	2,226

Deferred income taxes	243	91
Long-term debt and capital lease obligations, less current portion	5,275	4,490
Other long-term liabilities	645	569
Noncontrolling interest	1,077	169

Stockholders’ equity (deficit):
Capital stock:
Common stock, par value	7	6
Capital in excess of par value	6,412	6,264
Retained earnings (deficit)	(7,125)	(6,251)
Accumulated other comprehensive income	137	108

Total stockholders’ equity (deficit)	(569)	127

Total Liabilities and Stockholders’ Equity (Deficit)	$8,747	$7,672

(5)	Amounts for the year ended December 27, 2008 were derived from the December 27, 2008 audited financial statements, including retrospective adoption of FSP APB 14-1 (now codified in ASC 470) and SFAS 160 (now codified in ASC 810) implemented in the first quarter of 2009.

ADVANCED MICRO DEVICES, INC.

SELECTED CORPORATE DATA

(Unaudited)

(Millions except headcount and percentages)

	Quarter Ended			Nine Months Ended
	Sept. 26, 2009	June 27, 2009	Sept 27, 2008	Sept. 26, 2009	Sept 27, 2008
Segment and Category Information from Continuing Operations

Computing Solutions (1)
Net revenue	$1,069	$910	$1,391	$2,917	$3,686
Operating income (loss)	$76	$(72)	$143	$(31)	$(30)

Graphics (2)
Net revenue	306	251	385	779	895
Operating income (loss)	8	(12)	47	(3)	22

Foundry (3)
Net revenue	256	253		792
Operating income (loss)	(101)	(101)		(334)

All Other (4)
Net revenue	21	23	21	61	65
Operating income (loss)	(49)	(41)	(68)	(214)	(673)

Intersegment eliminations (5)
Net revenue	(256)	(253)		(792)
Operating income (loss)	(11)	(23)		(42)

Total from Continuing Operations
Net revenue	$1,396	$1,184	$1,797	$3,757	$4,646
Operating income (loss)	$(77)	$(249)	$122	$(624)	$(681)

Revenue Reconciliation

Revenue from continuing operations	$1,396	$1,184	$1,797	$3,757	$4,646
Revenue from discontinued operations	—	—	23	—	65

Total revenue	$1,396	$1,184	$1,820	$3,757	$4,711

Other Data

AMD Product Company (excludes Foundry segment and intersegment eliminations)
Depreciation and amortization (excluding amortization of acquired intangible assets)	$96	$103		$303
Capital additions	$19	$15		$51
Adjusted EBITDA (6)	$215	$14		$327
Cash, cash equivalents and marketable securities (7)	$1,536	$1,637		$1,536
Total assets (7)	$4,376	$4,405		$4,376
Long-term debt (7)	$3,541	$3,703		$3,541
Headcount	10,412	10,366		10,412

AMD
Depreciation and amortization (excluding amortization of acquired intangible assets)	$265	$265	$266	$792	$797
Capital additions	$97	$112	$83	$293	$509
Adjusted EBITDA (6)	$263	$50	$407	$390	$585
Headcount	13,379	13,281	15,460	13,379	15,460

See footnotes on the next page

(1)	Computing Solutions segment includes microprocessors, chipsets and embedded processors.
(2)	Graphics segment includes graphics, video and multimedia products developed for use in desktop and notebook computers, including home media PCs, professional workstations, servers and also includes royalties received in connection with the sale of game console systems that incorporate the Company’s graphics technology.
(3)	Foundry segment includes the operating results attributable to the front end wafer manufacturing operations and related activities as of the beginning of the first quarter of 2009, which includes the operating results of GLOBALFOUNDRIES from March 2, 2009 onward. Prior periods have not been recast.
(4)	All Other category includes non-Foundry segment employee stock-based compensation expense and certain operating expenses and credits that are not allocated to the operating segments. Also included in this category are charges for the impairment of goodwill and acquired intangible assets for prior periods, amortization of acquired intangible assets, restructuring and AMD Product Company formation costs associated with GLOBALFOUNDRIES. Details of these significant items are shown below. The All Other category also includes the results of our Handheld business unit.

Employee stock-based compensation expense, ATI acquisition-related charges, restructuring charges and AMD Product Company formation costs associated with GLOBALFOUNDRIES:

	Quarter Ended			Nine Months Ended
	Q309	Q209	Q308	Q309	Q308
Employee stock-based compensation expense	$17	$18	$20	$52	$59
Impairment of goodwill and acquired intangible assets	—	—	2	—	405
Amortization of acquired intangible assets	17	17	30	52	107
Restructuring charges	4	1	9	65	40
AMD Product Company formation costs associated with GLOBALFOUNDRIES	—	—	—	21	—

	$38	$36	$61	$190	$611

(5)	Represents intersegment eliminations in revenue and in cost of sales and profits on inventory between AMD Product Company and the Foundry segment. For the quarters ended September 26, 2009, June 27, 2009, and nine months ended September 26, 2009, intersegment eliminations of revenue was $256 million, $253 million and $792 million, respectively. For the quarters ended September 26, 2009, June 27, 2009, and nine months ended September 26, 2009, intersegment eliminations of cost of sales and profits on inventory was $245 million, $230 million and $750 million, respectively.

(6)	AMD reconciliation of net income (loss) attributable to AMD common stockholders to AMD Product Company (excluding Foundry segment and intersegment eliminations) Adjusted EBITDA*

	Quarter Ended		Nine Months Ended Q309
	Q309	Q209
Net income (loss) attributable to AMD common stockholders	$(128)	$(330)	$(874)
Net income (loss) attributable to noncontrolling interest	(29)	(25)	(60)
Class B preferred accretion	22	20	50
Foundry segment and intersegment eliminations net loss	191	177	685
AMD Product Company net income (loss)	$56	$(158)	$(199)
Depreciation and amortization	96	103	303
Amortization of acquired intangible assets	17	17	52
Interest expense	70	71	215
Provision (benefit) for income taxes	(24)	(19)	(44)

Adjusted EBITDA	$215	$14	$327

AMD reconciliation of net income (loss) attributable to AMD common stockholders to Adjusted EBITDA*

	Quarter Ended			Nine Months Ended
	Q309	Q209	Q308	Q309	Q308
Net income (loss) attributable to AMD common stockholders	$(128)	$(330)	$(134)	$(874)	$(1,693)
Impairment of goodwill and acquired intangible assets	—	—	2	—	405
Depreciation and amortization	265	265	266	792	797
Amortization of acquired intangible assets	17	17	30	52	107
Interest expense	114	108	94	319	296
Provision (benefit) for income taxes	(5)	(10)	(1)	101	(1)
Income (loss) from discontinued operations, net of tax	—	—	150	—	674

Adjusted EBITDA	$263	$50	$407	$390	$585

(7)	Reconciliation of select balance sheet items

	Q309			Q209
	Cash, cash equivalents and marketable securities	Total Assets	Long-term debt**	Cash, cash equivalents and marketable securities	Total Assets	Long-term debt**
AMD Product Company	$1,536	$4,376	$3,541	$1,637	$4,405	$3,703
Foundry segment and intersegment eliminations	975	4,371	2,029	877	4,278	1,829

AMD	$2,511	$8,747	$5,570	$2,514	$8,683	$5,532

*	The Company defines Adjusted EBITDA as net income (loss) attributable to AMD common stockholders adjusted for impairment of goodwill and acquired intangible assets, depreciation and amortization, amortization of acquired intangible assets, interest expense, taxes and discontinued operations. AMD Product Company's adjusted EBITDA is also adjusted for the Foundry segment and intersegment eliminations net income (loss), net income (loss) attributable to noncontrolling interest and class B preferred accretion. The Company calculates and communicates Adjusted EBITDA because management believes it is of interest to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income or U.S. GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.
**	Long-term debt also includes the current portion of long-term debt and capital lease obligations.